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Exhibit 10.2

Steiner & associates	Voice (925) 672-5854 FAX (925) 672-1036
MANAGEMENT CONSULTANTS	3478 Buskirk Ave. # 1000, Pleasant Hill, CA. 94523

CONSULTING AGREEMENT:

This agreement made and entered into this 16th day of January, 2003, by and between First Metroplex Capital Inc., (hereinafter referred to as "Client"), whose mailing address is 4307 Brooktree Lane, Dallas, TX. 75287 and STEINER & ASSOCIATES (hereinafter referred to as "Consultant"), whose principle office is located at 3478 Buskirk Avenue, Suite 1000, Pleasant Hill, California 94523.

        IN CONSIDERATION of the mutual agreement herein contained, it is mutually understood and agreed by and between the parties as follows:

1.
NATURE OF SERVICES

A. The consultant is hereby authorized to proceed with the engagement as detailed in EXHIBIT A, which is considered an integral part of this Consulting Agreement, a copy of which is attached.

The exact scheduling and extent of any additional actions relating to the project will be determined by mutual agreement between client and consultant.

In addition, the consultant may from time to time be requested to participate in other related activities. In such cases, the consultant and client will mutually agree as to whether they are included or stand outside this agreement.

B. Any direct business expenses incurred by Consultant, including, but not limited to telephone, travel and the like, must be pre-approved by the client in order to qualify for reimbursement by them.

C. Consultant agrees to use his best efforts in conducting all of the activities referred to in this Agreement.

D. Nothing contained herein shall be construed to create the relationship of Employer and Employee or Agent and Principal between the Client and Consultant. Consultant shall conduct his business as an Independent Contractor and shall have no authority to create, alter or amend any agreements or representations on behalf of the Client or to incur any liabilities for the Client. Consultant acknowledges that he is not an employee of the Client, and said Client is not obligated nor charged with the responsibility of withholding income taxes from any commissions due the Consultant, nor is the Client obligated to pay Social Security, Taxes, nor FICA taxes upon or for the Consultant.

E. Consultant agrees to adhere to fair business principles and comply with all Federal, State and local laws and regulations either existing or pending. Consultant further agrees to file applications for licensing, bonding or other permits, and to pay all fees pertaining thereto as maybe required by any regulatory body.

II.
SOLICITATION AND TERMINATION

A. Consultant agrees that he will not issue, distribute or circulate any advertising or promotional material, circulars or pamphlets relating to the Client unless and until it has been authorized and approved in writing by the Client. The Consultant shall withdraw any said material and discontinue its use immediately upon the Client's written request to do so.

B. This Agreement may be terminated by either party upon written notice. Upon the giving of said notice, the Client shall cause to be paid to Consultant any monies due Consultant, as herein provided, and Consultant, in turn, shall reimburse the Client for any monies, if any, by it advanced and not earned.

III.
COMPENSATION

        In consideration of the services performed hereunder by Consultant, Client will pay Consultant an amount based upon the work outlined in EXHIBIT A (attached) not to exceed that amount listed in EXHIBIT A. The terms and conditions listed in EXHIBIT A are considered an integral part of this Consulting Agreement.

        During the course of the engagement, invoices may be submitted representing progress payments for work completed. Such invoices and any balances thereof, are due within ten (10) days after presentation.

        The above referred to fees shall constitute the only source of compensation to Consultant by Client.

IV.
CONTRACT ENFORCEMENT

A. This agreement constitutes the entire agreement about understandings between the parties and supersedes any and all other agreements between the parties.

B. No remedy granted to the parties by virtue of the Agreement shall be exclusive of any other legal or equitable remedy available to the parties existing by laws of statute.

V.
MISCELLANEOUS

A. The parties agree and intend that all questions concerning this Agreement, including the validity, capacity of parties, effect, interpretation and performance shall be governed by the laws of the State of California.

B. The rights, privileges, duties and obligations of both the Client and Consultant to each other shall be limited to those specifically set forth herein.

C. This Agreement and the terms, conditions and obligations herein contained shall be binding upon the parties hereto, their assigns, transferees, heirs and legal representatives.

D. This Agreement shall not vest in Consultant, his heirs, estate of legal representatives, any right, title or interest in any assets in the Client itself, its name, good will or other market business activities other than as set forth in this Agreement and only for so long as the Agreement has not been terminated, and no longer.

E. This Agreement and the attached EXHIBIT A, constitutes the complete Agreement between the Consultant and the Client. No representation or promise, either oral or written have been made except as specifically set forth herein. Should any part of this Agreement be declared invalid, such invalidity shall not affect the remainder of this Agreement. It is the intention of the parties that they would have executed the remaining portion of this Agreement without herein including any portion, which may hereafter be declared invalid.

F. The forbearance or neglect by either party to insist upon the performance of this Agreement, or any part hereof shall not constitute a waiver of any rights or privileges.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

        THE FOREGOING IS HEREBY AGREED TO:

BY:

DATE:

BY: STEINER AND ASSOCIATES

DATE:

EXHIBIT A

Overview of Engagement:
The basic components of the assignment include the following main elements:

  $
  General Consulting (Strategy development)

  $
  Prepare materials for, and attend, pre-filing meeting(s) with Regulators

  $
  Meet with proposed Directors to assist in completing their interagency financial and biographical application forms

  $
  Interview individual Organizers to discuss their duties, responsibilities, etc.

  $
  Develop the Business Plan (in concert with Management) including the pro-forma projections

  $
  Prepare the complete new Joint Agency application (revised March 2002) for a Commercial Banking Charter, with the Texas Department of Banking and FDIC

  $
  Assistance in the preparation of other required materials including, but not limited to;

  —CRA Statement

  —State historical/environmental determination of sites selected for bank facilities

  —Salient published legal notices

  —Monitor regulator processing of applications

  —Comply with all requests by Regulators for clarification and/or additional data

Terms of Engagement:

  1) Provide Management/Directors with a course of action required to complete the regulatory applications
  2) Provide Management with a specific outline of information required for the Texas Department of Banking and FDIC
  3) Prepare Director/Organizer Interagency Financial and Biographical Forms and other required materials
  —Distribute and collect all required regulatory "forms" with appropriate supplemental instructions
  —Conduct a meeting with Directors/Organizers to review the required information needed to complete all forms
  —Answer individual Director/Organizer CONFIDENTIAL questions and consult with their legal counsel if necessary on selected matters
  —Review and edit completed Director/Organizer forms for accuracy and completeness
  —Follow up with Directors/Organizers for form content clarification and additional information
  —Prepare finalized biographical and financial forms for Director/Organizer final review
  —Ensure that all fingerprint cards are correctly prepared for both agencies.
  —Prepare and review all regulatory release forms
  —Examine Director Qualifications and Related Experience
  —Prepare Director Job Description and Responsibilities
  —Conduct individual Director/Organizer Interviews to review and clarify:

    *
    Prior financial institution experience
    *
    Other financial field related-experience
    *
    Other organization Board experience
    *
    Community/Professional involvement
    *
    Individual contribution as a potential board member
    *
    Other relevant experience/contacts, etc.

  5) Prepare Management Section
  —Assist Management ("team" if applicable) in presenting his/their separate and combined qualifications

    *
    Review résumé's for review, update, and revision
    *
    Banking Experience (specifics re: lending, operational, and/or administration background, etc.)
    *
    Direct and Indirect Board Experience
    *
    Independent Bank and Marketing Experience
    *
    Prepare Job Description and Vitae for Senior Management candidates.

  6) Prepare Facilities Information relating to:
  —Physical Location
  —Site and floor plans
  —Tentative purchase/lease agreement(s)
  —Tenant improvements
  —Purchase/lease of Furniture, Fixtures and Equipment
  —Related parties involvement with the premises and/or FF&E
  —State-National Historical determination
  —Zoning and environmental effect

  7) Develop, with Management, the Business Plan including:
  —Reflection of Director/Management Philosophy and marketing strategy
  —Management expertise and utilization
  —Director expertise and utilization
  —Market analysis

    •
    overview of the market and opportunities
    •
    demographics
    •
    Goals and Objectives
    •
    growth and composition of "target" sectors

  —Proforma Financials (3 years, by quarters) in concert with Management

            o All supporting schedules

  —Peer Group Comparisons
  —Assumptions and Footnotes

  8) Prepare Capital Adequacy Analysis
  9) Prepare the Required Proposed Market and Economic Information
  —Develop supportive market information relative to the Strategic Market Plan
  —Information in support of regulatory "Convenience and Needs" requirements
  —Current area development and projected economic growth data
  —Statistics and other information regarding lending needs of the new bank's market(s)

  10) Prepare Competitor data and analysis:
  —Prepare competitor/peer group data and trends

  11) Prepare Miscellaneous Information Regarding:
  —Correspondent banking relationships
  —Guidance in preparing, and review of, regulatory mandated policies manuals
  —Director Board and Committee duties and assignments
  —Risk Management Coverage (insurance)
  —Data Processing plans: vendor, in-house, etc.
  —Other relevant information

  12) Summary and Conclusions Regarding the Application's Merit, Strengths, and Market Position
  13) Miscellaneous and Related Consultant Responsibilities
  —"Packaging" of the applications (printing, proper format, required number of copies, etc.)
  —Interface with Office of Historic Preservation regarding historical determination of sites
  —Address zoning and environmental concerns
  —Provide required Legal Notices for Newspaper publication
  —Coordination with regulatory agencies and other consultants
  —Follow-up and monitoring of regulatory agencies
  —Provide regulators with clarification of critical issues when requested
  —Provide Organizers with regular updates and status reports regarding the application progress

TIMING

          TIME IS OF THE ESSENCE. THEREFORE, DUE DATES RELATING TO THE PROJECT TIME LINE ARE DEPENDENT UPON THE TIMELY COMPLETION AND SUBMISSION OF ALL MATERIALS REQUESTED BY THE CONSULTANT. This being the case, the application could be ready to submit to the regulators within 75 days from the signing of this agreement, the tendering of the initial payment and the completion of ALL requested Organizer/management data, information and responsibilities. Any delay in the receipt of necessary information or the submission of incomplete or inaccurate data by the client will cause a delay in the above described application process. It is therefore imperative that all Organizers meet their obligations and respective deadlines.

FEE SCHEDULE:

          The fee, for performing the above detailed consulting service is based upon the placement of a head office in Dallas, TX. plus a separate banking office in another location within the state of Texas, to be mutually agreed upon by the client and consultant, is $85,000. This includes processing a maximum of fifteen (15) organizers, excluding the senior management. Additional organizers can be included in the application for a fee of $400.00 each.

    Note: If the number of organizers exceeds fifteen (15) and the Client chooses to gather the required data and complete the obligatory regulatory forms on those Organizers that exceed fifteen (15), the Consultant will charge a review fee of $300 for each set of forms prepared directly by the Client. The Consultants will review each such set of documents, and advise the Client of all corrections necessary in order to comply with regulatory guidelines (a copy of which will be supplied to the Client beforehand). It will be the Client's responsibility to make the corrections and re-submit the documents in final form to the consultants. All completed, Client generated forms must be submitted to the Consultant within 45 days of signing of this Agreement in order to be included with the regulatory applications.

          Payment #1 of $30,000 is due and payable upon the signing this agreement. Payment #2 of $20,00 is due and payable upon completion of the Business Plan and the financial projections. Payment #3 of $20,000 (plus any additional review fees as noted above) is due when the Consultants file the applications with the appropriate regulatory agencies. Payment #4 of $15,000 is due and payable upon the funding of the organizational loan, or five (5) calendar months following the date of this Agreement, whichever occurs first.

    Let it be clearly understood that the consulting service rendered, is not a guarantee that the regulators will approve the application. Therefore, any payment to the Consultant is not based upon whether the application is accepted or approved by either the TEXAS STATE BANKING DEPARTMENT or the FDIC.

Out-of-pocket expenses:

  Client will pay for the cost of the postage/delivery, copying and binding of all documents required by the regulators and any additional copies the Client may wish. The consultant will provide, at no cost to the Client, one copy of each Director/Organizer's personalized and confidential data and one complete copy of the application for the corporate files.

Travel expense:

  The Consultant will absorb the full cost of travel and lodging for the first three (3) on-site visits during the process of completing the required application. The Client and Consultant will equally share in the cost of the next two (2) on-site visits, if necessary, all additional visits will be borne wholly by the Client.

  Let it be further understood that if for any reason the client chooses to or causes the project to abort, fees will be charged on an hourly basis. Such fees will only be charged on that work performed BEFORE the date of receipt of official notification (verbal, followed by written confirmation) in lieu of the fee schedule described above. Expenses incurred to-date of discontinuance of work also will be billed. The fee charged under such a condition will be based as follows:

  •
  Analysis and preparation of applications, Regulator meetings/Tele-conferences, development of the Business Plan and, economic research/analysis, and Management consultation, @ $150/hour

  •
  Preparation of Director biographical and Financial forms @ $100/hour
  •
  Coordination, auditing and validating materials for the application @ $75/hour;
  •
  Computer input, proof reading, etc. @ $35/hour.

  As motivation for BOTH parties to fulfill their duties and responsibilities and ensure that the project will proceed expeditiously, the following terms and conditions are therefore incorporated into this agreement.

  •
  The Organizers will return completed biographical and financial forms to consultant within 15 days of receipt of such forms.
  •
  The Organizers will respond to requests for information in a timely manner and will review, sign and return the final submission copies of all documents within 7 days after the consultant's review and preparation
  •
  Site (location) information and tentative lease(s) will be available by the 70 th day from signing this agreement (the FDIC, in particular, reviews the location leases very closely).

To expedite, facilitate and enhance the application process, Steiner and Associates reserves the right to retain qualified associate consultants, of its choosing, to assist in the preparation of the various elements of the application, as well as general and specific consulting related to the pre-filing, and post-application phases of this project. The cost of any such associate consultant will be the borne by Steiner & Associates.

The details of this Exhibit are hereby acknowledged and agreed to by both parties and are thus an integral part of the foregoing Consulting Agreement.

By:

Date:
For the Client
By:

Date:
For the Client
By:

Date:
For the Consultant

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  Exhibit 10.2
CONSULTING AGREEMENT